MIRAGE COMPUTERS, INC.
                          STOCK EXCHANGE AGREEMENT


     This Stock Exchange Agreement (the "Agreement") is made and entered into as of this 6th day of January 2000, by and between Capital Growth, LLC, an Island of Nevis Limited Liability Company, (hereinafter referred to as "CG") and Mirage Computers, Inc., a Nevada corporation, (hereinafter referred to as "Mirage").

                                  RECITALS

      WHEREAS, CG currently holds 3,500,000 shares of Mirage Computers, Inc. common stock ("Common Stock") which it purchased from two of Mirage's major stockholders pursuant to certain stock purchase agreements (the "Stock
Purchase Agreements"), a copy of each agreement is attached hereto as Exhibits A and B.

      WHEREAS, the Common Stock is subject to a certain Lock-Up Agreement dated October 25, 1999 (the "Lock-Up Agreement"), a copy of which is attached hereto as Exhibit C; and

      WHEREAS, CG and Mirage desire to exchange all of the Common Stock subject to the Lock-Up Agreement with 144 restricted common stock of Mirage subject to the terms and conditions set forth in this Agreement.

                           AGREEMENT

      NOW THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representations and warranties hereinafter set forth, the parties agree as follows:

1. Exchange of Common Stock. Effective as of the Closing (as defined below) CG will surrender to Mirage, a certificate(s) totaling 3,500,000
     shares  of  Mirage's  Common  Stock (the "Certificates").   Mirage  will
     immediately cancel the 3,500,000 shares of Common Stock and issue 750,000 shares of restricted common stock to CG pursuant to the following:

          On  the  date  of  the  Closing,  Mirage  shall  deliver  to  CG  a
          certificate   for  Five  Hundred  Thousand  (500,000)   shares   of
          restricted common stock.

          Mirage shall issue a certificate for an additional Two Hundred Fifty Thousand (250,000) shares of restricted common stock to CG when CG fulfills its obligation under the Stock Purchase Agreements including but not limited to the payment of certain promissory notes in the principal amounts of $183,000 and $118,000, together with accrued interest.


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                           MIRAGE COMPUTERS, INC.
                          STOCK EXCHANGE AGREEMENT

2. Securities Law Compliance. This Agreement, the offer, issue, exchange and delivery of the Common Stock under the circumstances contemplated by this Agreement constitutes or will constitute, as the case may be, an exempted transaction under the Securities Act of 1933, as amended and now in effect (the "Act"), and registration of the Common Stock under the Act is not required. Mirage shall make such filings as may be necessary to comply with the Federal securities laws and the Blue Sky laws of any state, which filings will be made in a timely manner prior to the exchange of the Common Stock.

3. Investment Representations. CG represents and agrees that it is acquiring the Common Stock for its own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, except pursuant to an effective registration statement under the Act.

4. Access to Information. CG represents that it has been given full and complete access to Mirage for the purpose of obtaining such information as CG or its qualified representative has reasonably requested in connection with the decision to exchange the Common Stock. CG represents that it has been afforded the opportunity to ask questions of the officers of Mirage regarding its business prospects and the Common Stock, all as CG or CG's qualified representative have found necessary to make an informed investment decision to exchange the Common Stock.

5. Accredited Investor. CG is an "accredited investor" as defined in Rule 501(a) under the Act, and comes within at least one category as set forth in said Rule. CG agrees to furnish any additional information which Mirage deems necessary in order to verify that CG is an accredited investor.

6. Restrictive Legends. It is understood that each certificate representing the Common Stock and any other securities issued in respect of the Common Stock upon any stock split, stock dividend, conversion, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for Mirage) shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO

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                           MIRAGE COMPUTERS, INC.
                          STOCK EXCHANGE AGREEMENT

          THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

7. Closing. The Closing under this Agreement shall be held on January 7, 2000 at the offices of Mirage or at such other time or place as the parties shall designate. At the Closing, (a) CG will deliver the certificate(s) representing the 3,500,000 shares of common stock and (b) Mirage will deliver a certificate for 300,000 shares of restricted common stock to CG

8. Entire Agreement; Modification. This Agreement constitutes the entire, final and complete agreement between CG and Mirage and supersedes and replaces all prior or existing written and oral agreements between CG and Mirage and may only be modified in writing by the agreement of all parties.

9. Applicable Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada without regard to the conflicts of law provisions thereof. Any dispute arising under this Agreement shall be settled by binding arbitration before a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall award the prevailing party its costs and expenses, together with reasonable attorneys' fees (including the allocable share, if any, of in-house counsel fees) and, accountants' and expert witness fees, if any. The award of the arbitrator may be entered in and enforced by any court of competent jurisdiction.

10. Notice. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at their respective addresses, or at such other address as any of them may designate by notice to each of the others.


      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.


Capital Growth, LLC                               Mirage Computers, Inc.


                                                 /s/ Ulf Lindqwister
                                                 Dr. Ulf Lindqwister, President